UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2016

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amended agreement between Boreal Water Collection, Inc. and BB Development XXVIII LLC:

Reference is made to the registrant’s Form 8-K of January 6, 2016 regarding the contract for sale (purchase agreement) of an artesian spring, water supply and existing facility located in the Town of Callicoon, New York. Boreal Water Collection, Inc. is the successor to Leisure Time Spring Water, Inc., which had a first right of refusal regarding the premises. A copy of the Contract of Sale is attached to our January 6, 2016 Form 8-K as an exhibit.

On September 6, 2016, the parties entered into an addendum to the Contract of Sale, the SECOND ADDENDUM TO PURCHASE AGREEMENT BETWEEN BB DEVELOPMENT XXVIII LLC, AS SELLER, AND BOREAL WATER COLLECTION, INC., AS PURCHASER; copy attached as an exhibit hereto and incorporated herein by this reference (“Addendum”). The Addendum provides that time is of the essence and closing of the transaction (purchase of the artesian spring) shall be no later than 10 AM, Friday, October 7, 2016. Boreal Water Collection, Inc. (“Company” or “Boreal”) agreed to the immediate release of the Contract Deposit or “Downpayment” of sixty thousand dollars ($60,000.00) to BB Development XXVIII LLC (“Seller”); forever releasing its rights to the Contract Deposit (should the transaction not close). Boreal is to pay the sum of twenty-five thousand dollars ($25,000.00) to the Seller on or before 5 PM, Friday September 9, 2016; described as non-refundable “Additional Earnest Money” “applicable to the purchase price of the subject property.” The Company “shall continue to pay all sums due Seller each month as contained in the Water Agreement commencing September of 2016 no later than the 20th day of each month.” The parties reserve all rights regarding Notice of Termination of the Water Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	SECOND ADDENDUM TO PURCHASE AGREEMENT BETWEEN BB DEVELOPMENT XXVIII LLC, AS SELLER, AND BOREAL WATER COLLECTION, INC., AS PURCHASER.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2016

By: /s/ Francine Lavoie

Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer (CEO, President, Secretary, Treasurer) and Sole Member of the Board of Directors

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